UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street, 14th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On October 30, 2023 (the “Closing Date”), MeiraGTx Holdings plc (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Sanofi Foreign Participations B.V. (the “Investor”), a wholly-owned subsidiary of Sanofi, and solely for the limited purposes set forth therein, Sanofi (the “Parent”), pursuant to which, among other things and subject to the terms and conditions specified therein, the Company issued an aggregate of 4,000,000 ordinary shares, nominal value $0.00003881 (the “Shares”), at a purchase price of $7.50 per share (the “Private Placement”) for gross proceeds of $30.0 million.

The Investment Agreement includes customary representations, warranties and covenants by the Company, the Investor and the Parent. The Investment Agreement restricts the Investor’s ability to sell the Shares for a period of 18 months following the Closing Date, subject to customary exceptions for permitted transfers. In addition, the Investor and the Parent are subject to certain standstill restrictions for a period of 24 months following the Closing Date or, in certain instances, such earlier date as is provided for in the Investment Agreement. The Investment Agreement also provides the Investor and its affiliates with a right of first negotiation for use of the Company’s Riboswitch gene regulation technology for certain Immunology and Inflammation (I&I) and Central Nervous System (CNS) targets, as well as for GLP-1 and other gut peptides for metabolic disease, and for the Company’s Phase 2 Xerostomia program, in each case, on the terms set forth therein.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to, among other things, prepare and file with the Securities and Exchange Commission a registration statement to register the Shares for resale on or prior to April 30, 2025.

The foregoing summaries of the Investment Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Investment Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02.     Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, on October 30, 2023, the Company sold the Shares to an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investor represented that it is an “accredited investor” as defined in Rule 501 under the Securities Act, acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy ordinary shares or other securities of the Company.

Item 8.01.      Other Events.

On October 30, 2023, the Company issued a press release announcing the entry into the Investment Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Investment Agreement, dated October 30, 2023, by and among MeiraGTx Holdings plc, Sanofi Foreign Participations B.V. and Sanofi.
10.2	Registration Rights Agreement, dated October 30, 2023, by and between MeiraGTx Holdings plc and Sanofi Foreign Participations B.V.
99.1	Press release of MeiraGTx Holdings plc, dated October 30, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2023

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
		Name:	Richard Giroux
		Title:	Chief Financial Officer and Chief Operating Officers